EXHIBIT 24
POWER OF ATTORNEY

Each director of Big Lots, Inc. (the “Company”) whose signature appears below hereby appoints Ronald A. Robins, Jr. as the undersigned’s attorney to sign, in the undersigned’s name and behalf of each such director and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Company’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended February 2, 2019, and likewise to sign and file with the Commission any and all amendments thereto, including any and all exhibits and other documents required to be included therewith, and the Company hereby also appoints Ronald A. Robins, Jr. as its attorney-in-fact with like authority to sign and file the Form 10-K and any amendments thereto granting to such attorneys-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorneys-in-fact or their substitutes may do by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument to be effective as of March 6, 2019.

Signature	Title

/s/ Jeffrey P. Berger	Director
Jeffrey P. Berger

/s/ James R. Chambers	Director
James R. Chambers

/s/ Sebastian J. DiGrande	Director
Sebastian J. DiGrande

/s/ Marla C. Gottschalk	Director
Marla C. Gottschalk

/s/ Cynthia T. Jamison	Director
Cynthia T. Jamison

/s/ Christopher J. McCormick	Director
Christopher J. McCormick

/s/ Nancy A. Reardon	Director
Nancy A. Reardon

/s/ Wendy L. Schoppert	Director
Wendy L. Schoppert